Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report on Form 10-K of Adverum Biotechnologies, Inc. for the year ended December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Rupert D'Souza, as Chief Financial Officer of Adverum Biotechnologies, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Adverum Biotechnologies, Inc.

Date:	March 29, 2022	By:	/s/ Rupert D'Souza
Rupert D'Souza, Ph.D. Chief Financial Officer (Principal Financial and Accounting Officer)